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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                      Date of Report:  February 17, 1999


                          COMMISSION FILE NO. 0-25842

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
            (Exact name of registrant as specified in its charter)



        California                                              94-1512922

(State or other jurisdiction of incorporation)                (IRS Employer
                                                           Identification No.)

  2100 SW River Parkway, Portland, OR                              97201
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code: (503) 833-4000
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Item 4.  Changes in Registrant's Certifying Accountant

     Upon recommendation of the Audit Committee of the PG&E Corporation Board of Directors, on February 17, 1999, the Board of Directors of PG&E Corporation, the parent corporation of PG&E Gas Transmission, Northwest Corporation, declined to reappoint Arthur Andersen LLP ("AA"), as the independent public accountants to examine the financial statements of PG&E Corporation and its subsidiaries, including PG&E Gas Transmission, Northwest Corporation, for fiscal year 1999. AA's reports on the financial statements of PG&E Gas Transmission, Northwest Corporation for fiscal years 1998 and 1997, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During 1997 and 1998 and the subsequent interim period, there were no disagreements (as such term is defined in instruction 4 to Item 304 of Securities and Exchange Commission Regulation S-K) with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AA would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. Attached hereto is a copy of a letter from Arthur Andersen LLP to the Securities and Exchange Commission indicating it agrees with the statements made in this report.

     On February 17, 1999, the Board of Directors of PG&E Corporation selected Deloitte and Touche LLP, as the independent public accountants to examine the financial statements of PG&E Corporation and its subsidiaries, including PG&E Gas Transmission, Northwest Corporation, for fiscal year 1999.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits

     Exhibit No.                          Description

       16                 Letter from Arthur Andersen LLP to Securities and
                           Exchange Commission

                                       1
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SIGNATURE


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  PG&E GAS TRANSMISSION, NORTHWEST CORPORATION



                                  By:  /s/ STANLEY C. KARCZEWSKI
                                       ------------------------------
                                       Stanley C. Karczewski
                                       Vice-President of Finance and Controller
                                       and Chief Financial Officer






Dated: February 24, 1999

                                       2
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EXHIBIT INDEX


     Exhibit No.                          Description

       16                 Letter from Arthur Andersen LLP to Securities and
                           Exchange Commission

                                 Exhibit Index